                                                                     EXHIBIT 2.2


                            LARSCOM VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made as of the 17th day of March, 2003, by and between VINA Technologies, Inc., a Delaware corporation ("VINA"), and the stockholder listed on the signature page hereto (the "Stockholder").

         WHEREAS, the Stockholder owns the number of shares and class or series of capital stock of Larscom Incorporated, a Delaware corporation ("Larscom"), set forth opposite the Stockholder's name on Schedule 1 hereto (all of such shares now owned and any additional shares of capital stock of the Larscom which may hereafter be acquired by the Stockholder from any source prior to the termination of this Agreement, the "Larscom Shares"); and

         WHEREAS, VINA, Larscom and Larscom Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Larscom (the "Transitory Sub"), have entered into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which the Transitory Sub will merge with and into VINA (the "First Merger") with VINA as the surviving corporation, followed promptly by the merger of VINA with and into Larscom (the "Second Merger" and collectively with the First Merger, the "Merger") (capitalized terms used and not defined herein have the respective meaning ascribed to them in the Merger Agreement); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, VINA has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Definitions. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity. "Beneficial ownership," "beneficially own" and similar terms shall refer to beneficial ownership within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 thereunder.

         2. Provisions Concerning the Larscom Shares. During the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms or (c) the written agreement of the parties hereto to terminate this Agreement (the "Voting Expiration Date"), the Stockholder agrees that it shall, at any meeting (or any adjournment thereof) of the holders of Larscom Common Stock, however called, or in connection with any written consent of the holders of Larscom Common Stock, vote (or cause to be voted) the Larscom Shares then held of record or beneficially owned by Stockholder (unless such shares are otherwise voted pursuant to the proxy granted hereunder), (i) for approval and adoption of the Larscom Voting Proposal, including the Merger, the Merger Agreement, the Restated Certificate and the transactions contemplated thereby,
(ii) against any action or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Larscom under the Merger Agreement, or could reasonably be expected to result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, (iii) against any Acquisition Proposal other than the Merger, the Merger Agreement and transactions contemplated thereby, and (iv) against (A) any other extraordinary corporate transaction other than the Merger, the Merger Agreement and the transactions contemplated thereby, such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Larscom or any of its Subsidiaries or (B) any other proposal or transaction not covered by the foregoing which is intended, or could reasonably be expected to, impede, frustrate, prevent, hinder, delay or nullify the Merger, the Merger Agreement and the transactions contemplated thereby or the amendment and restatement of the certificate of incorporation of Larscom as contemplated by the Merger Agreement. The Stockholder agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

         The Stockholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of the Stockholder's duties under this Agreement, shall concurrently with the execution of this Agreement execute and deliver to VINA an irrevocable proxy in the form of Exhibit A hereto, and irrevocably appoints VINA or its designees, with full power of substitution, its attorney, agent and proxy to vote (or cause to be voted) or, if applicable, to give consent with respect to, all of the Larscom Shares in the manner, and with respect to the matters, set forth above. The Stockholder acknowledges that the proxy executed and delivered by it shall be coupled with an interest, shall constitute, among other things, an inducement for VINA to enter into the Merger Agreement, shall be irrevocable and binding on any successor in interest of Stockholder and shall not be terminated by operation of law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any of the Larscom Shares heretofore granted by the Stockholder. Such proxy shall terminate upon the Voting Expiration Date. The Stockholder shall promptly cause to be delivered to VINA an additional proxy substantially in the form attached hereto as Exhibit A executed on behalf of the record owner of any outstanding shares of Larscom Common Stock that the Stockholder owned beneficially (but not of record).

         3. Covenants, Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to and agrees with VINA as follows:

         (a) Ownership of Larscom Shares. Stockholder is the record and beneficial owner of the Larscom Shares set forth on Schedule 1 hereto. On the date hereof, the Larscom Shares constitute all of the capital stock of Larscom that Stockholder has the right to vote with respect to the Larscom Voting Proposal. The Stockholder has sole voting power, sole power of disposition, sole power of conversion, sole power to demand appraisal or dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Larscom Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

         (c) No Conflicts. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration (herein collectively, a "Default")) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of (herein collectively, a "Consent"), any state or federal authority; which Default or violation or the failure to obtain any Consent, in the case of clauses (ii),
(iii) and (iv) above, would have a material adverse effect on the ability of Stockholder to perform Stockholder's obligations hereunder.

         (d) No Encumbrances. The Larscom Shares and the certificates representing such Larscom Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         (e)      No Solicitation or Negotiation.

                  (i) During the term of this Agreement, Stockholder shall not, and shall cause its Representatives not to on Stockholder's behalf, in both cases in Stockholder's capacity as a Stockholder of Larscom, directly or indirectly, (A) solicit, initiate, knowingly encourage or take any other action to facilitate any inquiries or the making, submission or announcement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, with respect to Larscom, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, knowingly assist or participate in any effort or attempt by any Person with respect to, or otherwise knowingly cooperate in any way with any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal with respect to Larscom, except discussions as to the existence of these provisions, (C) approve, endorse or recommend any Acquisition Proposal with respect to Larscom or (D) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to Larscom.

                  (ii) The Stockholder shall immediately advise VINA orally, with written confirmation to follow within 48 hours, of any Acquisition Proposal with respect to Larscom or any request for nonpublic information in connection with any such Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal with respect to Larscom, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the Person making any such Acquisition Proposal or inquiry.

         (f) Non-Interference. During the term of this Agreement, Stockholder shall not, directly or indirectly, take any action that would knowingly make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

         (g) Reliance by VINA. Stockholder understands and acknowledges that VINA is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         (h) Transfer of Title. During the term of this Agreement, Stockholder covenants and agrees not to directly or indirectly sell, assign, pledge, hypothecate, transfer, exchange, convert (including without limitation converting any shares of Class B Common Stock of Larscom into shares of Class A Common Stock of Larscom) or dispose of (collectively "Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of, any of the Larscom Shares, any options or warrants to purchase capital stock of the Larscom or any interest therein or deposit any of the Larscom Shares into a voting trust or enter into a voting trust agreement or arrangement with respect to the Larscom Shares, or take any other action with respect to the Larscom Shares, or otherwise permit or authorize any of the foregoing actions, other than pursuant to the Merger Agreement, this Agreement or the Restated Certificate.

         (i) Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenter's rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of Stockholder's beneficial or record ownership of any shares of Larscom Common Stock. This waiver does not affect Stockholder's appraisal or dissenters' rights with respect to any other transaction.

         4. Further Assurances. From time to time, at VINA's request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         5. Stop Transfer. During the term of this Agreement, the Stockholder hereby agrees and consents to the entry of stop transfer instructions with Larscom's transfer agent against the transfer of any Larscom Shares, consistent with the terms of Section 3(h). During the term of this Agreement, the Stockholder further agrees that it shall not request that Larscom or any other Person register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Larscom Shares, unless such transfer is made in compliance with this Agreement and unless the transferee agrees in writing, in form and substance satisfactory to VINA, to be bound by the provisions hereof for the benefit of VINA.

         6. Standstill. During the term of this Agreement and except as contemplated by the Merger Agreement, Stockholder shall not, nor shall it permit any of its Representatives on Stockholder's behalf, in both cases in Stockholder's capacity as a Stockholder of Larscom, in any manner, directly or indirectly, to effect, or seek, offer, or propose (whether publicly or otherwise) to effect, or cause or participate in any acquisition of (a) any securities (or beneficial ownership thereof) of Larscom or VINA or (b) any direct or indirect rights or options to acquire any capital stock of Larscom or VINA, (c) any merger, consolidation, tender or exchange offer, or other business combination involving VINA or Larscom.

         7. Termination. This Agreement shall terminate upon the Voting Expiration Date.

         8. Confidentiality. The Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Stockholder agrees that it shall not, and shall cause its Representatives not to, disclose or discuss such matters with anyone not a party to this Agreement (other than the Stockholder's and Larscom's Representatives) without the prior written consent of VINA, except for disclosures which Stockholder's counsel advises are necessary in order to fulfill Stockholder's obligations imposed by law, in which event Stockholder shall give prior notice of such disclosure to VINA as promptly as practicable and in any event prior to the time any such disclosure is made.

         9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in VINA any direct or indirect ownership or incidence of ownership of or with respect to any Larscom Shares. All rights, ownership and economic benefits of and relating to the Larscom Shares shall remain vested in and belong to the Stockholder, and VINA shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Larscom or exercise any power or authority to direct the Stockholder in the voting of any of the Larscom Shares, except as otherwise provided herein.

         10.      Miscellaneous.

         (a) Entire Agreement. This Agreement and the proxy contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

         (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Larscom Shares and shall be binding upon any Person to which record or beneficial ownership of such Larscom Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Larscom Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (c) Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of the other parties.

         (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (e) Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery to the party to be notified when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to VINA:

         Attention: Chief Financial Officer
         Telecopier:

         with a copy to:

         Pillsbury Winthrop LLP
         50 Fremont Street
         San Francisco, CA 94105
         Attention: Blair W. White
         Telecopier: (415) 983-1200

         If to the Stockholder:

         To the addresses set forth on the signature pages hereto.

         with a copy to:

         Attention:
         Telecopier:

         (f) Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

         (i) No Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person that is not a party hereto.

         (k) Several Obligations; Capacity. Notwithstanding anything herein to the contrary, (i) the representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint, (ii) the covenants and agreements of the Stockholder under this Agreement shall not require the Representatives of the Stockholder to act (or refrain from acting) in their capacity as an officer or director of Larscom and shall not affect the duties and obligations of any Representative of Stockholder acting in his or her capacity as an officer or director of Larscom and (iii) no action or failure to take action by any of Stockholder's Representatives in their capacity as an officer or director of Larscom shall be deemed to be an action taken by Stockholder in its capacity as a stockholder of Larscom.

         (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         (m) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       VINA Technologies, Inc.

                                       By    /s/ W. Michael West
                                             ---------------------------

                                       Name  W. Michael West
                                             ---------------------------

                                      Title  Chairman & CEO
                                             ---------------------------

STOCKHOLDER:

AXEL JOHNSON, INC.

By    /s/ Lawrence D. Milligan
      ------------------------------

Name  Lawrence D. Milligan
      ------------------------------

Title Chairman, Board of Directors
      ------------------------------
Address:

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         In order to secure the performance of the duties of the undersigned pursuant to the Voting Agreement, dated as of March ____, 2003 (the "Voting' Agreement"), between the undersigned and VINA Technologies, Inc., a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints W. Michael West and Stanley E. Kazmierczak, and each of them, as the sole and exclusive attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted), and exercise all voting and related rights or, if applicable, to give consent, in such manner as each such attorney, agent and proxy or his/her substitute shall in his/her sole discretion deem proper to record such vote (or consent) in the manner, and with respect to the matters, set forth in Section 2 of the Voting Agreement with respect to all of the Larscom Shares (as such term is defined in the Voting Agreement) of Larscom Incorporated, a Delaware corporation ("Larscom"), which the undersigned is or may be entitled to vote at any meeting of Larscom held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Stockholder may vote the Larscom Shares on all matters not referred to in this proxy and the attorneys, agents and proxies named above may not exercise this proxy with respect to such other matters. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This proxy shall operate to revoke and render void any prior proxy as to the Larscom Shares heretofore granted by the undersigned, and the undersigned agrees that no subsequent proxies will be given by the undersigned with respect to any of the Larscom Shares. This proxy shall terminate upon the termination of the Voting Agreement. If any provision of this proxy or any part of such provision is held to be invalid or unenforceable in any circumstances and in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstance and jurisdiction, be deemed amended to conform to applicable law so as to be valid and enforceable to the fullest extent possible, and (b) the invalidity or unenforceability of such provision or part of a provision under such circumstances and in such jurisdiction shall not affect the validity or enforceability (i) of such provision or part thereof under any other circumstance or in any other jurisdiction, (ii) of the remainder of such provision or (iii) of any other provision of this proxy.

Dated:  ______, 2003

                                       By ______________________________________
                                       Name ____________________________________
                                       Title ___________________________________

                                   Schedule 1